Exhibit 23.1

17700 Castleton Street, Suite 488 City of Industry, CA 91748, U.S.A. Tel: +1 626 854 6500 Fax: +1 626 854 6505

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of Xodtec LED, Inc. on Form S-8, File No. 333-169007, of our report dated July 9, 2012 for the years ended February 29, 2012 and February 28, 2011, appearing in the annual report on Form 10-K of Xodtec Led, Inc. for the year ended February 29, 2012.

/s/ Simon & Edward, LLP
Simon & Edward, LLP
July 9, 2012